EXHIBIT 10(a)



          THIS IS AN IMPORTANT LEGAL DOCUMENT; BY SIGNING IT, YOU GIVE UP IMPORTANT RIGHTS TO SUE. YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE EFFECT OF THE RELEASE INCLUDED IN THIS DOCUMENT BEFORE ACTING ON IT. IF YOU DO NOT UNDERSTAND IT, DO NOT SIGN IT.



                 EMPLOYMENT TERMINATION AND CONSULTING AGREEMENT
                                       AND
                                 GENERAL RELEASE


               EMPLOYMENT TERMINATION and CONSULTING AGREEMENT and GENERAL RELEASE between AMREP CORPORATION, an Oklahoma corporation with its executive offices in New York City (the "Company") and MOHAN VACHANI, Senior Vice President and Chief Financial Officer of the Company ("Employee").

               WHEREAS, Employee is a director and officer of the Company and Employee and the Company wish to arrange for the termination of such relationships; and

               WHEREAS, Employee and the Company desire to resolve all issues as to employment benefits to which Employee is or may be entitled now and in the future, including any and all claims which Employee has or may have arising out of Employee's employment and/or the termination thereof,

               NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed as follows:

               1. Employment Termination; Resignations.

               (a) As of the close of business on April 30, 2001 (the "Termination Date"), Employee's employment by the Company will terminate for all purposes and Employee will not thereafter be entitled to receive any salary, benefits or other compensation from the Company, except as set forth herein.

               (b) Effective on the Termination Date, Employee shall cease to be: (i) a director and officer of the Company and all direct and indirect subsidiaries of the Company; (ii) a Trustee of the Trust and Member of the Administrative Committee of the Retirement Plan for Employees of Amrep Corporation and a Trustee and Member of the Administrative Committee of the Amrep Corporation Employees
               Stock   Ownership   Plan;   and  (iii)  a  Manager  of  Magazinet

               Management, L.L.C., a Delaware limited liability company, and this Agreement shall constitute Employee's written resignations from all such positions. Upon request of the Company, Employee shall provide to the Company such separate signed instruments of resignation from any of such positions as the Company may request.

               2. Company Not Liable. Employee agrees and understands that nothing contained in this Agreement is an admission by the Company of any unlawful conduct whatsoever. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee in connection with his employment or the termination thereof, or that Employee has any legal rights whatsoever against the Company with respect thereto, and the Company specifically disclaims any liability to, or for wrongful acts against, Employee.

               3. Consulting Services. (a) During the period from the Termination Date until April 30, 2002 (the "Consulting Period"), Employee shall be available to consult with the management of the Company concerning its business for not more than 600 hours. Such consulting services shall be provided by Employee in New York City and/or Rio Rancho, New Mexico and/or Mt. Morris, Illinois as designated by the Company and at such other locations as shall be mutually agreeable to Employee and the Company, shall be called for upon reasonable advance notice by the Company to Employee and shall be scheduled with due regard to his other commitments. It is understood that such services may be required unevenly during the Consulting Period and that they may be front loaded.

               (b) In consideration of Employee's agreement to provide such consulting services, during the Consulting Period the Company shall pay to Employee monthly, on the first day of the month, the sum of $8,333.33. These payments shall be made whether or not the Company requests Employee to provide such services but shall no longer be payable if and when Employee fails or refuses to honor the Company's request that such services be provided in accordance with Section 3(a). If the Company wishes to have Employee consult for more than 600 hours and the Employee does so, Employee shall be compensated for any hours he consults in excess of 600 hours at the rate of $200 per hour. The Company shall also reimburse Employee for his reasonable expenses incurred in providing such consulting services in accordance with the Company's expense reimbursement policies applicable to its senior executives.

               4. Severance Payment to Employee. In connection with the termination of Employee's employment by the Company and in lieu of any termination or severance pay or similar payment otherwise due to Employee as a result of the termination of his employment, whether by reason of Company policy, or agreement, or otherwise, the Company will pay to Employee the sum of $22,518, less all required withholdings for tax purposes.

               5. Automobile. The Company heretofore leased a 1998 Mercedes automobile (VIN WDBGA33GXWA388314) which automobile was used by Employee. Employee leased such automobile effective December 18, 2000, for a monthly payment of $860, and from such date through the Termination Date the Company shall pay Employee as an addition to his regular salary a monthly amount at the rate equal to the monthly payment on said Employee's automobile lease, such additional amount to be paid in accordance with the Company's customary payment procedures and to be subject to all required withholdings for tax purposes.

               6. Additional Consideration. Employee understands and agrees that the engagement of Employee by the Company to furnish consulting services provided for herein represents consideration to Employee over and above anything else of value which Employee already is entitled to receive from the Company.

               7. Employee's Release of the Company. In consideration of the agreements of and payments by the Company provided for herein and other terms of this Agreement, subject to the provisions of this Agreement Employee for himself and his heirs and assigns hereby releases and discharges the Company and its successors, subsidiaries, affiliates and assigns, and its present and former shareholders, officers, directors, agents, and employees, from all actions, suits, liabilities, charges, claims and causes of action, known or unknown, fixed or contingent, that Employee has, or may have, arising out of Employee's employment or termination from employment, whether before courts, administrative agencies, or other forums wherever situated, including, but not limited to, all claims for wages, overtime premiums, holiday pay, pay for personal days, pay for unused sick, absence, or vacation days, compensatory time, and any other pay for time worked and leave of any kind to which Employee is or may be entitled, and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers' Benefit Protection Act (the "ADEA"), the Equal Pay Act of 1963, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Act, as amended, the New York Human Rights Law, and the various other federal state and local civil rights acts involving discrimination on the basis of age, race, sex, sexual orientation, religion, disability, national origin and marital status, and all claims under express or implied contract theories.

               8. Medical Insurance. During the Consulting Period, the Company shall pay for the cost of medical insurance for Employee, but only to the extent of the coverage generally made available to Company employees under the policy of medical insurance, if any, from time to time provided by the Company, in its sole discretion and without any obligation to do so (the "Policy"), and only if Employee shall pay to the Company monthly an amount equal to the amount payable by employees of the Company for coverage under such Policy. Employee acknowledges that he is aware that a federal law known as the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), may provide for Employee's entitlement, at his cost, to certain medical benefits for a limited time after the Termination Date or the Consulting Period, provided timely application for those benefits is made. If a COBRA election is not available to Employee after the Consulting Period and if and to the extent that the Policy permits and Employee requests in writing, the Company will provide coverage to Employee for 18 months following the end of the Consulting Period, but only to the extent of the coverage generally made available to Company employees under the Policy and only for so long as Employee shall pay to the Company monthly an amount equal to the full amount payable by the Company for such coverage.

               9. Certain Claims not Released. This Agreement does not release or waive any claims by Employee:

                         (a) for rights arising under this Agreement;

                         (b) for salary and benefits  payable to Employee in the
                    ordinary course through the Termination Date;

                         (c) for worker's  compensation to which Employee may be
                    entitled in respect of any job-related injury which occurred prior to the Termination Date;

                         (d) for  accrued  Social  Security  benefits  to  which
                    Employee may become entitled under applicable law;

                         (e) with  respect to  Employee's  rights under COBRA to
                    continuation of medical and hospitalization insurance coverage under the Company's existing health care plan at Employee's own expense after the Termination Date;

                         (f) for indemnification (as an officer and/or director)
                    for job-related, third-party claims arising prior to the Termination Date; or

                         (g) with respect to any rights or claims that may arise
                    under the ADEA after the date on which Employee signs this Agreement.

               10. EEOC Enforcement.It is understood that this Agreement may not affect the rights and responsibilities of the Equal Employment Opportunity Commission ("EEOC") to enforce the ADEA, or be used to justify interfering with the protected right of an employee to file a charge or participate in an investigation or proceeding conducted by the EEOC under the ADEA.

               11. Employee's Confidentiality and Noncompetition Agreements.

                         (a) Employee  acknowledges  that during his  employment
                    with the Company he has had and while acting as a consultant for the Company hereunder he may have access to confidential information regarding the Company and its subsidiaries and affiliates and that he will not, during or subsequent to his employment, divulge, furnish, or make accessible to any person (other than with the prior written consent of the Board of Directors of the Company) any such confidential information or plans of the Company. However, confidential information or plans shall exclude information or plans which: (i) at the time of disclosure already are in the public domain or which, after disclosure, are published or otherwise become part of the public domain through no fault of the Employee; (ii) Employee can show was in his possession at the time of the Company's disclosure to Employee and was not acquired, directly or indirectly, from the Company or from a third party under an obligation of confidence; or (iii) Employee can show were received by Employee after the time of the Company's disclosure from a third party who did not require Employee to hold it in confidence.

                         (b) Employee  agrees that during the Consulting  Period
                    he will not (i) engage directly or indirectly, whether individually, or as a shareholder, partner, officer, director, sales representative, employee or consultant of any business organization, in activities which are competitive in any geographic area with any business owned or operated or being actively considered to be owned or operated by the Company or any subsidiary or affiliate of the Company (a "Designated Business"); (ii) divert to any competitor of the Company or any subsidiary in a Designated Business any customer of the Company or a subsidiary; (iii) solicit or encourage any officer, employee, or consultant of the Company or any subsidiary to leave its employ; or (iv) call upon any prospective acquisition candidate, on
                    Employee's own behalf or on behalf of any other person, which candidate was, to Employee's knowledge, either called upon by the Company or any subsidiary or with respect to which the Company or any subsidiary made an acquisition analysis for the purposes of acquiring such entity.

                         (c) The  parties  hereto  acknowledge  that  Employee's
                    noncompetition obligations hereunder will not preclude Employee from owning less than 1% of the common stock of any publicly traded corporation conducting business activities in a Designated Business. If at any time the provisions of this Section 11 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration, or scope of activity, this Section 11 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Employee agrees that this Section 11 as so amended will be valid and binding as though any invalid or unenforceable provision had not been included herein.

               12. Employee's Review and Signature.

                         (a) Employee  acknowledges he was first given a copy of
                    this Agreement on January 17, 2001. Employee will have a period of 21 days from the date Employee was first given a copy of this Agreement in which to carefully study and consider the terms of this Agreement. During this consideration period Employee is advised to talk to an attorney about this Agreement and what it means to Employee.

                         (b) If at any time on or before  the 21st day after the
                    day Employee was first given a copy of this Agreement, Employee decides to accept the terms of this Agreement, Employee should date and sign the "Employee's Acceptance" on page 10 of this Agreement, and return the signed copy to the Company at 641 Lexington Avenue, New York, New York 10022, attention of: Peter M. Pizza, Secretary, so that it is received by the Company no later than 25 days after the day Employee was first given a copy of this Agreement.

                         (c) If Employee  has spoken to an  attorney  about this
                    Agreement, Employee should also have that attorney complete the "Attorney's Statement" which appears at the end of this Agreement.

               13. Cancellation on Employee's Failure to Sign. If Employee has not signed and returned a copy of this Agreement prior to the close of business on the 25th day after Employee was first given a copy of this Agreement, or if Employee cancels this Agreement as provided in Section 14, then the Company's proposed undertakings in this Agreement shall be automatically withdrawn and canceled and it will be as if the Company had never made such proposed undertakings.

               14. Effectiveness of Agreement; Employee's Right to Cancel.

                         (a) This Agreement will not become effective or enforceable until 12:01 A.M. on the tenth (10th) day after the Company has received a copy of this Agreement signed by Employee. That day and time is called the "Effective Date".

                         (b) UNTIL THE  EFFECTIVE  DATE,  EMPLOYEE HAS THE LEGAL
                    RIGHT UNDER FEDERAL LAW TO CANCEL THIS AGREEMENT. THE FACT THAT EMPLOYEE HAS SIGNED AND RETURNED THIS AGREEMENT TO THE COMPANY WILL NOT PREVENT EMPLOYEE FROM CANCELING THIS AGREEMENT PRIOR TO THE EFFECTIVE DATE.

                         (c) If  Employee  decides  to  cancel  this  Agreement,
                    Employee may do so by notifying the Company in writing not later than the Effective Date at the following address:

                                    641 Lexington Avenue
                                    New York, New York 10022
                                    Att: Peter M. Pizza, Secretary


               If Employee cancels by mail or telegram, Employee must send the notice no later than the Effective Date.

                         (d) IF EMPLOYEE  HAS SIGNED AND RETURNED A COPY OF THIS
                    AGREEMENT AND EMPLOYEE DOES NOT GIVE THE COMPANY A WRITTEN CANCELLATION NOTICE NOT LATER THAN THE EFFECTIVE DATE, THIS AGREEMENT WILL BECOME BINDING ON EMPLOYEE.

               15. Notices. Notices under this Agreement shall be in writing and shall be hand delivered or sent by certified mail, return receipt requested, or by established overnight delivery service:

           If to the Company at - AMREP Corporation
                                                   641 Lexington Avenue
                                                   New York, New York 10022
                                                   Att: Peter M. Pizza

          and

           If to Employee at    - One Diablo View Drive
                                                   Orinda, California 94563

               or to such other address as either the Company or Employee shall specify to the other by like notice.

               16. Entire Agreement; Amendments. This Agreement is the entire agreement between Employee and the Company with respect to all matters relating to the termination of Employee's employment by the Company. The terms of this Agreement may only be altered by a writing signed by Employee and the Company.

               17. Governing Law. This Agreement shall be deemed to have been made within the County of New York, State of New York, which is where the principal offices of the Company are located and where Employee has an office, and shall be interpreted, construed and enforced in accordance with the laws of the State of New York and before the Courts of the State of New York, County of New York.

                                                     By:     /s/ E B Cloues, II_


                                                     Name:  Edward B. Cloues, II
                                                     Title: Chairman



                                                     Dated:   January 17, 2001



Copy received January 17, 2001

  /s/ Mohan Vachani_____________
Mohan Vachani





                      EMPLOYEE'S AGREEMENT AND ACCEPTANCE


                    I hereby acknowledge that I have had the opportunity to consider the terms of the above Employment Termination and Consulting Agreement and General Release for a period of 21 days. I have carefully read and studied said Agreement and I fully understand its terms and the terms of the release of claims contained therein and the consequences to me of my acceptance of said Agreement and giving of such release. I hereby accept and agree to the terms of said Agreement and the release, voluntarily and of my own free will.

                             AGREED TO AND ACCEPTED:



                                                  /s/ Mohan Vachani____________
                                                     Mohan Vachani

                                                     Dated:   1/17____, 2001